Consent of Independent Registered Public Accounting Firm

The Board of Directors EcoBlu Products, Inc. (formerly N8 Concepts, Inc.)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our audit report dated August 25, 2009, appearing in the Annual Report on Form 10-K of EcoBlu Products, Inc. for the years ended June 30, 2009 and 2008, and to the reference to our firm in this Registration Statement.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP Englewood, Colorado January 14, 2010